GROVER T. WICKERSHAM
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                         430 CAMBRIDGE AVENUE, SUITE 100
                           PALO ALTO, CALIFORNIA 94306
GROVER T. WICKERSHAM        TELEPHONE: (650) 323-6400
DEBRA K. WEINER                FAX: (650) 323-1108



                                                                February 5, 1998


Power Spectra, Inc.
919 Hermosa Court
Sunnyvale, CA 94086

Gentlemen:

         We refer to the Registration Statement on Form S-2 (the "Registration Statement") of Power Spectra, Inc., a California corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on or about February 6, 1998 covering the registration under the Securities Act of 1933, as amended (the "Act") of an aggregate of 16,525,998 shares of common stock, no par value, of the Company (the "Shares") for resale by certain selling shareholders of the Company (the "Selling Shareholders").

         We have examined the Registration Statement, the Articles of Incorporation and Bylaws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, it is our opinion that:

                  1. The Company is duly organized, validly existing and in good standing under the laws of the State of California; and

                  2. The Shares issued to the Selling Shareholders or issuable upon exercise of outstanding warrants as described in the Registration Statement are duly authorized and are (or will be, when issued in accordance with the terms of the respective instruments) validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters," as counsel who will pass upon the legality of the Shares for the Company and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

         This opinion is rendered solely for your benefit and for the benefit of the purchasers of

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the Shares being registered on the Registration Statement in connection with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent.

                                                      Very truly yours,

                                                      Grover T. Wickersham, P.C.